                                  EXHIBIT 12
         STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES
                                   FORM S-4
                                RYDER TRS, INC.
    as filed with the Securities and Exchange Commission on March 21, 1997

                                                                 Years ended December 31,
                                                         ------------------------------------


                                                            1992     1993     1994     1995
                                                         ------------------------------------
                                                                 (Dollars in Thousands)
EARNINGS:

        Earnings(loss) before income taxes                ($14,584)  $4,474  $21,109   $6,586

        Plus fixed charges:

        Interest expense(A)                                 20,590   20,049   24,256   29,663
        Portion of rent expense representing interest(B)     2,021    2,135    2,133    1,700
                                                         ------------------------------------

        Total fixed charges                                 22,611   22,184   26,389   31,363
                                                         ------------------------------------

                     Total earnings                         $8,027  $26,658  $47,498  $37,949
                                                         ====================================

FIXED CHARGES                                              $22,611  $22,184  $26,389  $31,363
                                                         ====================================

RATIO OF EARNINGS TO FIXED CHARGES                           (C)      1.2      1.8      1.2
                                                         ====================================


                                                       January 1, 1996      October 17, 1996       Pro
                                                           through              through           Forma
                                                       October 16, 1996     December 31, 1996      1996
                                                    -------------------------------------------------------
                                                                      (Dollars in Thousands)
EARNINGS:

        Earnings(loss) before income taxes                $10,126             ($ 4,697)        ($12,356)

        Plus fixed charges:

        Interest expense(A)                                 20,291              14,261           44,641
        Portion of rent expense representing
          interest(B)                                          833                 196            1,029
                                                      -----------------   ----------------- ---------------

        Total fixed charges                                 21,124              14,457           45,670
                                                      -----------------   ----------------- ---------------

                     Total earnings                         $31,250             $9,760          $33,314
                                                      =================   ================= ===============

FIXED CHARGES                                               $21,124            $14,457          $45,670
                                                      =================   ================= ===============

RATIO OF EARNINGS TO FIXED CHARGES                            1.5                (C)              (C)
                                                      =================   ================= ===============







(A)  Includes amortization of deferred financing costs.
(B)  The portion of rent expense that represents interest expense is one-third.
(C) Earnings were insufficient to cover fixed charges by $14,584, $4,697 and $12,356 in the year ended December 31, 1992, the period October 17, 1996 through December 31, 1996, and, on a pro forma basis, the year ended December 31, 1996, respectively.